CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 40 to the Registration Statement on Form N-4 (No. 033-63935) of Variable Account D of Union Security Insurance Company of our report dated April 15, 2021 relating to the financial statements and financial statement schedules of Union Security Insurance Company, which appears in this Registration Statement. We also consent to the incorporation by reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 29, 2021